UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 4, 2011
FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-32999 (Commission File Number)	20-3960974 (IRS Employer Identification No.)

780 Third Avenue 25th Floor, New York, NY (Address of principal executive offices)		10017 (Zip Code)
Registrant's telephone number, including area code: (646) 502-7170
______________________________________ (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in Management

On April 4, 2011 the Company announced that, effective immediately, Matthew Beale, President, Chief Financial Officer and Secretary will become Co-President of Fuel Systems and Head of IMPCO Operations with primary responsibility for North America, and Roberto Olivo, Chief Operational Officer, will become Co-President of Fuel Systems and Head of BRC Operations with primary responsibility for Europe. Messrs. Beale and Olivo will report to Mariano Costamagna, Chief Executive Officer.

The Company also announced that, effective immediately, Mr. Beale will be succeeded as Chief Financial Officer by Pietro Bersani, 43, who joins Fuel Systems from Deloitte & Touche with over 14 years of financial and accounting experience. Mr. Olivo's position as Chief Operational Officer will not be filled at this time.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Press Release dated April 4, 2011 disclosing reorganization and changes in management team.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.
Dated: April 4, 2011	By: __/s/ Pietro Bersani______________ Pietro Bersani Chief Financial Officer